Exhibit 99.2

POWER OF ATTORNEY
The undersigned (the "Principal") hereby constitutes and appoints each of Rupert Brown, Michael Ede, Neil Cowhig, Nyansa Corrah and Lee Markwood (each, an "Agent"), signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or authorized signatory of each of Odey Asset Management Group Ltd., Odey Asset Management LLP, and Odey Holdings Ltd. and any other affiliated entity (collectively, the "Companies") and in the undersigned's individual capacity, reports required by Sections 13(d), 13(f), 13(g), 13(h) and 16(a) of the U.S. Securities Exchange Act of 1934, as amended (the "Act") and the rules thereunder or any other U.S. federal or state securities law or rule or regulation thereunder, in each case (to the extent applicable) with respect to securities of any issuer of securities registered pursuant to Section 12 of the Act;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any U.S. federal or state securities law filings, including without limitation, Form 3, 4, or 5, Form 13F, Schedule 13D or 13G, and Form 13H, and any amendment or amendments thereto, and to file any such form, schedule or amendment with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Act.
This Power of Attorney shall remain in full force and effect until (i) with respect to any Agent, such Agent ceases to be employed by any of the Companies, or (ii) this Power of Attorney is revoked by the undersigned with respect to any Agent or Agents in a signed writing delivered to the applicable Agent or Agents.
This Power of Attorney amends and restates the Power of Attorney executed by the undersigned on 22 June 2018, which named each of Jack Satt, David Fletcher, Claire Holdsworth and Tim Pearey as agents, but is not otherwise intended to revoke or terminate any prior powers of attorney. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
4 day of July 2022.

Signature:     /s/ Robin Crispin William Odey
Robin Crispin William Odey